Exhibit 10.8

ARGONAUT INSURANCE COMPANY
GENERAL INDEMNITY AGREEMENT

This General Indemnity Agreement (hereinafter “Agreement”) is made and entered into by the undersigned, hereinafter referred to individually and/or collectively, as “Indemnitors”, for the benefit of Argonaut Insurance Company, with its principal offices at 10101 Reunion Place, Suite 500, San Antonio, TX 78216, and for itself, its subsidiaries, affiliates, parents, co-sureties, fronting companies and/or reinsurers and their successors and assigns, whether in existence now or formed hereafter, individually and collectively, as “Surety”, for the purpose of indemnifying the Surety for any Bonds (as hereinafter defined) from any and all Losses (as hereinafter defined).

Definitions

The term “Bond(s)” shall mean any and all bonds including but not limited to surety bonds, undertakings, guarantees, or any contractual obligations, previously or hereafter executed, issued, procured, or undertaken by the Surety, whether directly or as a result of any asset purchase, merger, acquisition, or similar transaction, and any renewals or extensions thereof issued by Surety, or issued by another at the request of Surety, on behalf of Indemnitors, whether issued prior to or subsequent to the effective date of this Agreement.

The term “Indemnitors” shall mean an individual, corporation, partnership, Limited Liability Company (hereinafter called LLC), Limited Liability Partnership (hereinafter called LLP), joint venture, trust, estate or other legal entity, whether individually or jointly with others, who sign this Agreement or whose authorized representatives sign this Agreement or any other agreement that incorporates by reference the terms of this Agreement, whether the Indemnitors are individuals or entities, as well as any and all affiliates, specifically including, without limitation, all wholly or partially owned subsidiaries, divisions or affiliates, and all partnerships, ventures or co-ventures in which any of the Indemnitors or any wholly or partially owned subsidiary, division or affiliate has an interest or participation, whether now existing or which may hereafter be created or acquired. The Indemnitors warrant and represent that they have a material and beneficial interest in Surety’s issuance of Bonds on behalf of the Indemnitors, and acknowledge that Surety would not issue such Bonds without each Indemnitor’s agreement to reimburse Surety for all Losses arising under the Bonds.

The term “Losses” shall mean any and all sums (a.) paid by Surety to claimants under the Bonds, (b.) sums required to be paid to claimants by Surety but not yet, in fact, paid by Surety, by reason of execution of such Bonds, (c.) all costs and expenses incurred in connection with investigating, paying or litigating any claim, including but not limited to legal fees and expenses, technical and expert witness fees and expenses and (d.) all costs and expenses incurred in connection with enforcing the obligations of the Indemnitors under this Agreement including, but not limited to interest, legal fees and expenses and (e.) all accrued and unpaid premiums owing to Surety for the issuance, continuation or renewal of any Bonds and (f.) all other amounts payable to Surety according to the terms and conditions of this Agreement.

As an inducement to the Surety and in consideration of the Surety’s execution or procurement of the Bond(s), the Surety’s refraining from canceling one or more Bond(s), and/or the Surety’s assumption of one or more Bond(s) and for other good and valuable consideration, the receipt and sufficiency of which the Indemnitors hereby acknowledge, the Indemnitors hereby agree, for themselves, successors, and assigns, jointly and severally, as follows:

1.	To pay all initial and renewal premiums for each Bond, as they fall due, until Surety has been provided with competent legal evidence, in its sole discretion, that the Surety has been fully released of liability under such Bond.

2.	Indemnity. To indemnify, hold harmless and exonerate Surety from and against any and all Losses, as well as any other reasonable expense that the Surety may incur or sustain as a result of or in connection with the furnishing, execution, renewal, continuation, or substitution of any Bond(s). Expenses include, but are not limited to: (a) the cost incurred by reason of making an independent investigation in connection with any Bond(s) or this Agreement; (b) the cost of procuring or attempting to procure the Surety’s release from liability or a settlement under any Bond(s) upon or in anticipation of Losses, including the defense of any action brought in connection therewith; and (c) the cost incurred in bringing suit to enforce this Agreement against any of the Indemnitors. Payments of amounts due the Surety hereunder, including interest, shall be made immediately upon the Surety’s demand. Vouchers, affidavits, or other evidence of payment by the Surety shall be prima facie evidence of the Indemnitors’ liability for any such Losses or other expenses.

3.	Surety Reserve. The Surety may, in its sole discretion, establish a reserve to cover any actual or anticipated, liability, claim, suit judgment, or Losses under any Bond. In such event, the Indemnitors will, immediately upon demand, deposit with the Surety a sum of money equal to such reserve, and any subsequent increase thereof, to be held by the Surety as collateral security on the Bond(s). Such funds will be used by the Surety to pay Losses or may be held by the Surety as collateral against potential future Losses. The Indemnitors hereby grant to the Surety a security interest in all money and other property now or hereafter delivered by such Indemnitors to the Surety for deposit in such reserve, and all income (if any) thereon. Any funds remaining after the Indemnitors’ settlement of payment of all Losses will be returned to the Indemnitors within thirty (30) days from the date of the Indemnitors’ settlement or payment of the Losses.

4.	Access to Books and Records. In the event the Surety receives a claim under any Bond or establishes, in its sole discretion, a reserve in anticipation of incurring Losses, the Surety shall have the right to reasonable access to the books, records, and accounts of the Indemnitors for the purpose of examining the same.

5.	Non-Impairment of Indemnitors’ Obligations. The obligations of the Indemnitors under this Agreement shall not be impaired by and Surety shall incur no liability on account of: (a) Surety’s failure or refusal to furnish Bond(s), including final Bond(s) where Surety has furnished a bid Bond; (b) Surety’s consent or failure to consent to changes in the terms and provisions of any Bond, or the obligation or performance secured by any Bond; (c) the taking, failing to take, or release of security, collateral, assignment, indemnity agreements and the like, as to any Bond; (d) the release by Surety, on terms satisfactory to it, of any Indemnitors; and/or (f) the Surety’s cancellation of any Bond(s).

6.	The Indemnitors shall not seek indemnity, contribution or collection of any other outstanding obligation against any other Indemnitors or their property until the obligations of the Indemnitors to Surety under this Agreement have been satisfied in full.

7.	The Indemnitors acknowledge that the Surety may share copies of any and all statements, agreements, financial statements and any information which it now has or may hereafter obtain concerning Indemnitors with co-sureties, fronting companies, and/or reinsurers.

8.	Default The Indemnitors shall be in default of this Agreement if: (a) Indemnitors shall become a party in any insolvency, receivership, liquidation, or bankruptcy; (b) Indemnitors make representation to the Surety by or on behalf of any of the Indemnitors that prove to have been misleading or materially false when made; (c) Indemnitors fail to provide collateral in response to a proper request made by the Surety; (d) Indemnitors breach any other provision of this Agreement; (e) Surety establishes reserves against Losses in connection with Bond(s); and/or (f) Surety sustains Losses under Bond(s).

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9.	Indemnitors representations The Indemnitors represent and warrant to the Surety that they have a substantial, material, and/or beneficial interest in the obtaining of Bond(s) by any of the Indemnitors and in the transaction(s) for which any of the other Indemnitors have applied or will apply to the Surety for Bond(s) pursuant to this Agreement. lndemnitors represent and warrant that they have the full power and authority to execute, deliver and perform this Agreement and to carry out the obligations stated herein. Indemnitors further represent and warrant that their execution, delivery and performance of this Agreement does not and will not conflict with, constitute a default under, or result in a breach or violation of any of their respective organizational documents, any law, governmental rule or regulation, or any applicable order, writ, injunction, judgment or decree of any court or governmental authority, or any other agreement binding upon Indemnitors.

10.	Surety’s Rights to Release of Bonds and Indemnitors Waiver. The Surety may, in its sole discretion, determine one or more of the following: (a) the Indemnitors financial condition has been or is believed to be deteriorating; or (b) there has been or is believed to be some other change that adversely impacts the Surety’s risk under the Bond(s). In such an event, within thirty (30) days of receipt of the Surety’s written demand, the Indemnitors shall procure the full and complete release of the Bond(s) by providing competent written evidence of release satisfactory to the Surety, in its sole discretion. If Indemnitors fail to provide the aforementioned release Indemnitors shall, within an additional seven (7) days, provide the Surety with collateral in the amount of 100% of all unreleased liability under the Bond(s). The liability shall be determined at the time of the Surety’s written demand. Collateral will be in the form of (a) an irrevocable letter of credit in form, content, and issued by a financial institution acceptable to the Surety; (b) a pledged money market account, in the form, content, and issued by a financial institution acceptable to the Surety; and/or (c) other collateral in form, content, and substance acceptable to the Surety, in its sole discretion. Collateral previously provided to the Surety may be utilized to establish compliance with this provision. If the liability subsequently increases, then it is the Indemnitors’ responsibility to ensure continued compliance with this provision at all times.

The Indemnitors waive, to the fullest extent permitted by law, each and every right that they may have to contest this requirement to provide collateral under this Agreement (individually and collectively, the “Collateral Requirement”). The Indemnitors stipulate and agree that the Surety will not have an adequate remedy at law should Indemnitors fail to perform the Collateral Requirement and further agree as a result that the Surety is entitled to specific performance of the Collateral Requirement. The Surety’s failure to act to enforce its right to specific performance shall not be construed as a waiver of that right, which right may be enforced at any time at the Surety’s sole discretion. Indemnitors further agree that this Collateral Requirement shall not limit or be deemed a waiver of the Surety’s other rights, which it may exercise in its sole discretion, under this Agreement or otherwise to cancel Bond(s), to demand collateral, or to take any other actions the Surety deems necessary and/or prudent, in its sole discretion, to mitigate actual or potential Losses under any and all Bond(s) written in accordance with this Agreement. The exercise of such additional rights shall not be contingent upon the Surety’s enforcement of this provision. Collateral to be provided to the Surety shall be sent to: Attn: Treasurer, Argo Surety, 10101 Reunion Place, Suite 500, San Antonio, TX 77216.

11.	The Surety may execute or procure Bond(s) that guarantee the Indemnitors’ obligations or performance under one or more contracts (each a “Bonded Contract”). The Indemnitors shall be considered in default of a Bonded Contract if any of the following occur: (a) a declaration of default by any Bonded Contract owner; (b) an actual breach or abandonment of the Bonded Contract; and/or (c) an improper diversion of Bonded Contract funds or Indemnitors’ assets to the detriment of the Bonded Contract obligations.

In the event of a default under a Bonded Contract, Indemnitors grant to Surety a security interest in all equipment, machinery, inventory, materials, and all proceeds and products in connection with any Bonded Contract. This Agreement shall for all purposes constitute a Security Agreement and Financing Statement for the benefit of Surety in accordance with the Uniform Commercial Code (“UCC”) and all similar statutes. In the event there is an act of default under any Bonded Contract, Indemnitors hereby irrevocably authorize Surety, without notice to any of the Indemnitors, to perfect the security interest granted herein by filing this Agreement or a copy or other reproduction of this Agreement. Surety may add schedules or other documents to this agreement as necessary to perfect its rights. The failure to file or record this Agreement or any financing statement shall not release or excuse any of the obligations of Indemnitors under this Agreement. The Surety’s exercise of any of its rights as a secured creditor under this Agreement shall not be a waiver of any of the Surety’s legal or equitable rights or remedies, including the Surety’s right of subrogation.

12.	The obligee or beneficiary under certain Bond(s) may make a demand for payment (“Demand”) against the Bond(s). When such Demand is made, the Surety must pay the amount of the Demand, not to exceed the penal sum of the Bond(s), as well as all necessary fees, within the time period required by the Demand. Under such Bond(s), the Surety, with the knowledge and consent of the Indemnitors, has expressly waived all defenses to making such payment. If the Indemnitors receive notice from the Surety that a Demand has been made against the Bond(s) by the obligee or beneficiary, at least five (5) business days before payment of such Demand is due to the obligee, Indemnitors shall pay the Surety the full amount of the Demand, which amount shall not exceed the penal sum of the Bond, as well as all necessary fees. Such payment will be made by wire transfer or otherwise in immediately available funds to the bank account specified in the notice provided to the Indemnitors by the Surety.

The Indemnitors waive, to the fullest extent permitted by applicable law, each and every right which they may have to contest such payment. Failure to make payment to the Surety as herein provided shall cause the Indemnitors to be additionally liable for any and all costs and expenses, including attorney’s fees, incurred by the Surety in enforcing this Agreement, together with interest on unpaid amounts due the Surety. Interest shall accrue, commencing the date the Surety pays the amount of the Demand, at the prime rate of interest in effect on December 31 of the previous calendar year as published in the Wall Street Journal. Indemnitors stipulate and agree that the Surety will suffer immediate irreparable harm and will have no adequate remedy at law should Indemnitors fail to perform this obligation, and therefore the Surety shall be entitled to specific performance of this obligation.

13.	Continuing Obligation. This Agreement is a continuing obligation of the Indemnitors, and no Indemnitors shall have the right to terminate its obligations for any Bond(s) issued during the term hereof. The Indemnitors may terminate this Agreement as to future Bond(s) by notice to the Surety, but such termination as to the Indemnitors shall in no way affect the obligation of any other Indemnitors who have not given such notice. In order to terminate liability as to future Bond(s), Indemnitors must notify the Surety of such termination and state in such notice the effective date (not less than 30 days after receipt thereof by the Surety) of termination of such Indemnitors liability for future Bond(s). After the effective date of such termination, the Indemnitors giving notice of termination shall nonetheless be liable hereunder for Bond(s) executed or authorized before such date and renewal, substitutions, and extensions thereof.

14.	The Indemnitors understand and agree that their obligations under this Agreement remain in full force and effect for any Bond(s) issued pursuant to this Agreement, notwithstanding that the entity on whose behalf Bond(s) were issued has been sold, dissolved or whose ownership has been otherwise altered in any way.

15.	Severability. If any provision or portion of this Agreement shall be unenforceable, this Agreement shall not be void, but shall be construed and enforced with the same effect as though such provision or portion were omitted. This agreement is in addition to and not in lieu of any other agreement relating to the obligations described herein.

16.	Amendment. This Agreement may be amended or terminated only by a document executed by all parties, or their respective successors or assigns.

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17.	Execution. This Agreement may be executed in multiple counterparts, and by the Indemnitors on separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or email of a signed counterpart of this Agreement shall be effective as physical delivery.

18.	Non-waiver of Surety Rights. Nothing herein contained shall be construed to waive or abridge any right or remedy which the Surety might have if this Agreement was not executed. The Surety’s failure to act to enforce any or all of its rights under this Agreement shall not be construed as a waiver of these rights.

19.	Access to Indemnitors Information. Indemnitors hereby expressly authorize the Surety to access credit records and to make such pertinent inquiries as may be necessary from third party sources for underwriting purposes, claim purposes and/or debt collection.

20.	Separate Suits. Separate suits may be brought hereunder as causes of action accrue, and suit may be brought against any and all of the Indemnitors; and any suit or suits upon one or more causes of action, or against one or more of the Indemnitors, shall not prejudice or bar subsequent suits against any other Indemnitors on the same or any other causes of action, whether theretofore or thereafter accruing.

21.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered against receipt therefor or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Surety, to: Attention: Vice President, Argo Surety, 20333 State Hwy 249, Suite 200, Houston, TX 77070. Such name and address may be changed by written notice given as provided in this Agreement. Actual notice, however given, shall always be effective.

22.	Choice of Law. This Agreement shall be interpreted under the substantive law of the State of Texas, without giving effect to its choice of law principles.

23.	If Surety has or obtains collateral or letters of credit, Surety shall not have any obligations to release collateral or letters of credit or turn over the proceeds thereof until it shall have received a written release in form and substance satisfactory to Surety with respect to each and every Bond. Any collateral or letters of credit provided to Surety by any Indemnitors or any third party, or the proceeds thereof, may be applied to any Losses.

24.	Effect of Change in Status. Indemnitors agree not to change or convert its respective individual, corporate or partnership status to either an LLC or an LLP or any other similar structure which has the effect of limiting, reducing or shielding the liability of the entity or its partners and/or officers hereunder, without the prior, express, written consent of Surety. Should any Indemnitors so change its respective corporate or partnership status without the prior, express, written consent of Surety, Indemnitors agree that such change in its status shall not limit, reduce or otherwise shield its obligations, its partners’ and/or officers’ obligations, to Surety which arise from this Agreement. Indemnitors hereby expressly waive as against Surety any and all defenses which may arise from such a conversion to a LLC, LLP or similar status.

25.	Special Provisions:

26.	EACH OF THE INDEMNITORS REPRESENT TO THE SURETY THAT SUCH INDEMNITORS HAVE CAREFULLY READ THIS ENTIRE AGREEMENT, AND THERE ARE NO OTHER AGREEMENTS OR UNDERSTANDINGS WHICH IN ANY WAY LESSEN OR MODIFY THE OBLIGATIONS SET FORTH HEREIN. IN TESTIMONY HEREOF WE THE INDEMNITORS HAVE SET OUR HANDS AND FIXED OUR SEALS AS SET FORTH BELOW. THE SURETY’S ACCEPTANCE OF THIS AGREEMENT SHALL BE PRESUMED AND IS DEEMED EFFECTIVE BY ITS RECEIPT OF THIS AGREEMENT, ITS RELIANCE HEREON, OR BY ITS EXECUTION OF ANY BOND FOR THE INDEMNITORS OR ANY OF THEM, WITH OR WITHOUT THE SURETY’S SIGNATURE BEING AFFIXED THERETO.

IF INDEMNITOR IS A CORPORATION, LIMITED LIABLITY COMPANY OR PARTNERSHIP, SIGN BELOW:

Instructions: If the entity is: 1) a corporation, the secretary and an authorized officer should sign on behalf of the corporation, 2) a limited liability company, the manager(s) or member(s) should sign on behalf of the LLC, 3) a partnership, the partner(s) should sign on behalf of the partnership, or 4) a trust. all trustees should sign. Two signatures are required for all entities and all signatures must be notarized and dated. Please provide the entity’s federal tax identification number on the line provided.

Each of the undersigned hereby affirms to the Surety as follows: I am a duly authorized official of the business entity Indemnitor on whose behalf I am executing this Agreement. In such capacity I am familiar with all of the documents which set forth and establish the rights which govern the affairs, power and authority of such business entity including, to the extent applicable, the certificate or articles of incorporation, bylaws, corporate resolutions and/or partnership, operating or limited liability agreements of such business entity. Having reviewed all such applicable documents and instruments and such other facts as deemed appropriate, I hereby affirm that such entity has the power and authority to enter into this Agreement and that the individuals executing this Agreement on behalf of such entity are duly authorized to do so.

GAIAM, INC.		84-1113527

lndemnitor Name		Federal Tax ID #	Month/Date/Year

/s/ John Jackson		/s/ Vilia Valentine	4/20/2009

Signature of Authorized Official	Seal	Signature of Authorized Official	Seal

JOHN JACKSON, VICE PRESIDENT		VILIA VALENTINE, CHIEF FINANCIAL OFFICER

Print or Type Name and Title		Print or Type Name and Title

ACKNOWLEDGEMENT

STATE OF COLORADO        County of Boulder

On this 20th day of April, 2009, before me personally appeared John Jackson, known or proven to me to be the Vice President of the entity executing the foregoing instrument (“Entity”) and Vilia Valentine, known or proven to me to be the CFO of the Entity, and they acknowledged said instrument to be the free and voluntary act and deed of said Entity, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said Entity and that it was affixed and that they executed said instrument by authority of the Entity. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my OFFICIAL SEAL the day and year first above written.

Notary Public residing at.	Louisville CO
(Commission expires	4-25-2012)

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REAL GOODS SOLAR, INC.		26-1851813

lndemnitor Name		Federal Tax ID #	Month/Date/Year

/s/ JOHN SCHAEFFER		/s/ ERIK ZECH	4/16/09

Signature of Authorized Official	Seal	Signature of Authorized Official	Seal

JOHN SCHAEFFER, PRESIDENT		ERIK ZECH, CHIEF FINANCIAL OFFICER

Print or Type Name and Title		Print or Type Name and Title

ACKNOWLEDGEMENT

STATE OF                                       County of

Notary Certificate Attached

On this                day of               ,               , before me personally appeared                           , known or proven to me to be the                                                        of the entity executing the foregoing instrument (“Entity”) and                        , known or proven to me to be the                                        of the Entity, and they acknowledged said instrument to be the free and voluntary act and deed of said Entity, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said Entity and that it was affixed and that they executed said instrument by authority of the Entity. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my OFFICIAL SEAL the day and year first above written.

Notary Public residing at.
(Commission expires	)

REGRID POWER, INC.		20-2171343

lndemnitor Name		Federal Tax ID #	Month/Date/Year

/s/ D. THOMPSON McCalmont		/s/ DARLENE J. McCalmont	4/10/09

Signature of Authorized Official	Seal	Signature of Authorized Official	Seal

D. THOMPSON MCCALMONT, CHIEF EXECUTIVE OFFICER		DARLENE MCCALMONT, VICE PRESIDENT OPERATIONS

Print or Type Name and Title		Print or Type Name and Title

ACKNOWLEDGEMENT

STATE OF CA County of SANTA CLARA

On this 10 day of April, 2009, before me personally appeared D.T. McCalmont, known or proven to me to be the CEO of the entity executing the foregoing instrument (“Entity”) and DARLENE McCalmont, known or proven to me to be the V.P. OPERATIONS of the Entity, and they acknowledged said instrument to be the free and voluntary act and deed of said Entity, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said Entity and that it was affixed and that they executed said instrument by authority of the Entity. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my OFFICIAL SEAL the day and year first above written.

/s/ C. Hostetler
Notary Public residing at.	SANTA CLARA COUNTY
(Commission expires	6/6/2010)

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State of California

County of Sonoma

On 4/16/2009 before me, Kimberly K. Matherly – Notary Public personally appeared John Schaeffer & Erik Zech, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Kimberly K. Matherly

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CAPACITY CLAIMED BY SIGNER

☐ Individual

☒ Corporate President & CFO (Title)

☐ Partners - ☐ Limited ☐ General

☐ Attorney-in-fact

☐ Trustee(s)

☐ Guardian/Conservator

☐ Other

SIGNER IS REPRESENTING

Real Good Solar Inc.

This certificate attached to: Argonaut Ins. Co. General Indemnity Agreement.